CERTIFICATE OF
                      AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                               OF
                  RAYMOND JAMES FINANCIAL, INC.



     The undersigned officers of Raymond James Financial, Inc. (the Company) do hereby certify that at a regular meeting of the Board of Directors of the Company held on February 13, 1997, at which meeting a quorum was present and acting throughout, the Board of Directors authorized the preparation and filing of the Amended and Restated Articles of Incorporation of Raymond James Financial, Inc., in the form annexed hereto;

     We do further certify that the amendments to the Articles of Incorporation reflected therein were approved and adopted by the Board of Directors, and the amendments did not require a vote of the shareholders of the Company.

     IN WITNESS WHEREOF, we have executed this certificate for and on behalf of the Company this ____ day of February, 1997.

                                    RAYMOND JAMES FINANCIAL, INC.

                                 By______________________________
                                    Francis S. Godbold, President


                                 By______________________________
                                   Barry S. Augenbraun, Secretary


     (Corporate Seal)




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     STATE OF FLORIDA
     COUNTY OF PINELLAS

     I HEREBY CERTIFY, that on this _____ day of ______, 1997, before me personally appeared Francis S. Godbold and Barry
     S. Augenbraun, known to me to be the President and Secretary, respectively, of Raymond James Financial, Inc., the persons described in and who executed the foregoing
     Certificate of Amended and Restated Articles of Incorporation of Raymond James Financial, Inc., and they acknowledged before me the execution thereof to be their free act and deed as such, for the use and purposes therein mentioned.



                                        _________________________
                                                    Notary Public

     My commission expires________________________
















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